Exhibit 1.1
biomed realty trust, inc.
22,562,922 Shares
Common Stock
($0.01 par value per Share)
Underwriting Agreement
November 14, 2011

Underwriting Agreement
November 14, 2011
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each confirms its agreement with you (the “Underwriter” or “UBS”) with respect to the issuance and sale by the Company to the Underwriter, an aggregate of 22,562,922 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. The Shares are described in the Prospectus which is referred to below.
The Company and the Operating Partnership have prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File Nos. 333-161751 and 333-161751-01), as amended by post-effective amendment no. 1 thereto (“Amendment No. 1”), under the Act (the “registration statement”), including a base prospectus dated November 15, 2010, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement became effective upon filing pursuant to Rule 462(e) under the Act.
Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”
Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus in the form in which it appeared in the Registration Statement as of November 14, 2011.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriter and by dealers in connection with the offering of the Shares.
Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriter with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.
“Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
“Applicable Time” means 7:30 a.m. (Eastern time) on November 14, 2011 or such other time as agreed by the Company and the Representative.
Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company the Shares, at a purchase price of $17.7282 per Share. The Company is advised by you that the Underwriter intends (i) to make a public offering of the Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.
2. Payment and Delivery. Payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 17, 2011 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.
Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of DLA Piper LLP (US) at 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.
3. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the Underwriter as of the date hereof, the Applicable Time (as defined above), and the time of purchase, that:
(a) Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Act; No Misleading Statements; Conformity with EDGAR filings.
(1) (A) At the time of filing the Original Registration Statement, (B) at the time of filing the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company, the Operating Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (C) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”) and (y) was not and is not an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Operating Partnership on a Rule 405 “automatic shelf registration statement”. Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company, the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, each of the Company and the Operating Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.
(2) The Original Registration Statement became effective upon filing under Rule 462(e) under the Act (“Rule 462(e)”) on September 4, 2009, and Amendment No. 1 became effective upon filing under Rule 462(e) on November 15, 2010, and any other post-effective amendment thereto also became effective upon filing under Rule 462(e).
Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.
At the respective times the Original Registration Statement, any Registration Statement and any amendment thereto became effective, at the deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the Act, at the date of this Agreement and at the time of purchase, the Registration Statement and any amendments or supplements thereto complied and will comply, in all material respects with the requirements of the Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any further amendments or supplements thereto, at the time the Prospectus or such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b) and at the time of purchase, complied and will comply, in all material respects with the requirements of the Act and did not, and any amendment thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the prospectus filed as part of the Original Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, are satisfied, and the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act.

(3) As of the Applicable Time and the time of purchase, the Disclosure Package did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Issuer notified or notifies the Underwriter as described in Section 4(i), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
The representations and warranties in subsections (2) and (3) above shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company and/or the Operating Partnership by the Underwriter expressly for use therein.
(4) Each Prospectus delivered to the Underwriter and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.
(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.
(c) Incorporated Documents. Each Incorporated Document, when such Incorporated Document was filed with the Commission, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, in effect at the time of the filing, and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering, and (iii) at the time of purchase, each such Incorporated Document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Company Formation; Good Standing; Qualification. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the state of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and the Subsidiaries (as defined below) taken as a whole, whether or not in the ordinary course (“Material Adverse Effect”).
(e) Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing partnership interests in the Operating Partnership (“OP Units”) as disclosed in or incorporated by reference in the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”). The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”) is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the Prospectus, as of the dates set forth therein.
(f) Subsidiary Formation; Good Standing; Qualification; Liens; Pre-Emptive Rights. Each direct or indirect subsidiary of the Company and of the Operating Partnership, all of which are listed on Schedule B hereto (each, a “Subsidiary” and together the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership, limited liability company or common law trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement; and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and all outstanding shares of its capital stock or other ownership interests are owned by the Company or the Operating Partnership, directly or through the Subsidiaries, free and clear of any Liens, except as described in the Prospectus or where such Liens would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary.

(g) Capital of the Company; Options; No Preemptive Rights. The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus in the column entitled “Historical Consolidated” under the caption “Capitalization.” None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Further, (i) except for shares of Common Stock reserved for issuance (A) upon exchange or redemption of the OP Units or long term incentive plan units of the Operating Partnership (the “LTIP Units”), (B) in connection with the existing BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, as amended and restated effective May 27, 2009 (the “Equity Incentive Plan”), (C) upon exchange of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2030 (the “2030 Exchangeable Notes”), or (D) in connection with the equity distribution agreements entered into by the Company and the Operating Partnership on September 4, 2009 permitting sales through certain sales agents and/or principals from time to time of shares of Common Stock with an aggregate offering price of up to $120 million, all as disclosed in the Prospectus, no shares of Common Stock are reserved for any purpose; (ii) except for the OP Units, LTIP Units and the 2030 Exchangeable Notes as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for the 2030 Exchangeable Notes as disclosed in the Prospectus and in connection with our investment in one of our joint ventures, pursuant to which the joint venture party has the right to require the Operating Partnership to issue OP Units in connection with a put call option, which represents less than 1% of the Company’s currently outstanding Common Stock, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company or of the Operating Partnership.
(h) Authorization of Issuance of Shares; Conformity with Applicable Laws. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement at the time of purchase, such Shares will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable federal and state securities laws and will conform in all material respects to the description thereof contained in the Prospectus. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Underwriter will receive good valid and marketable title to the Shares, free and clear of all Liens. The form of the certificates to be used to evidence the Shares will be in substantially the form filed or incorporated by reference as an exhibit to the Registration Statement, is in due and proper form and complies with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the “NYSE”).

(i) Authorization of Issuance of OP Units; Conformity with Applicable Laws; No Preemptive Rights. The issued and outstanding OP Units and Series A preferred units of limited partnership interest in the Operating Partnership (the “Series A Units”) have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform in all material respects to the description thereof contained in the Prospectus. The OP Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized for issuance by the Operating Partnership and, when issued and delivered by the Operating Partnership to the Company in connection with the contribution of the net proceeds of the offering, will be validly issued, fully paid and non-assessable. The OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the OP Units will be subject to or issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
(j) No Other Brokerage Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities, any Subsidiary and any person that would give rise to a valid claim against the Transaction Entities, any Subsidiary, or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(k) No Registration Rights. Except for the Registration Rights Agreements entered into in connection with the Company’s initial public offering by and among the Company, the Operating Partnership and the holders of OP Units party thereto dated as of August 13, 2004, as amended (the “Unitholder Registration Rights Agreements”), , the Registration Rights Agreement entered into in connection with the issuance of the 2030 Exchangeable Notes by and among the Company and the initial purchasers of the 2030 Exchangeable Notes dated as of January 11, 2010 and the Registration Rights Agreement entered into in connection with the issuance of the 6.125% Senior Notes due 2020 dated as of April 29, 2010 (collectively, the “Notes Registration Rights Agreements”) and the Registration Rights Agreement entered into in connection with the formation of BMR-PR II LLC by and between the Company and the Prudential Insurance Company of America dated as of April 4, 2007 (the “JV Registration Rights Agreement”), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person. There are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement.
(l) No Violations or Defaults. None of the Transaction Entities nor the Subsidiaries, (i) is in violation of its charter or by-laws or other similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a Subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a Subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of such Transaction Entity or Subsidiary is subject (collectively, “Agreements or Instruments”), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.

(m) No Consents Required. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement, except as have been obtained or made under the Act and as may be required under state securities laws or the rules of The Financial Industry Regulatory Authority (“FINRA”) or that the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n) Non-Contravention. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(o) Validity and Sufficiency of Agreements. This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto and, to the knowledge of the Transaction Entities, the Lock-Up Agreements have been duly and validly authorized, executed and delivered by each other party thereto, and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity (and, to the knowledge of the Transaction Entities, against each other party thereto with respect to the Lock-Up Agreements) in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable. For purposes of this Agreement, “Lock-Up Agreements” shall mean at the time of purchase, the lock up agreements in the form attached hereto as Exhibit A by each of the persons listed on Exhibit A-1 hereto.
(p) Licenses. The Transaction Entities and the Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, have maintained such Licenses in full force and effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(q) Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, together with the related schedules and notes, present fairly (1) the financial position of the Company, the Operating Partnership and their respective consolidated Subsidiaries (and the combined financial position of any predecessor entities) at the dates indicated; and (2) the results of operations, equity and cash flows of the Company, the Operating Partnership and their respective consolidated Subsidiaries (and the combined results of operations, stockholders’ equity, and cash flows of any predecessor entities) for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; said financial statements have been prepared on a consistent basis with the books and records of the Company, the Operating Partnership and their respective consolidated Subsidiaries (and any predecessor entities) in the case of the statements of financial position of the Company and its consolidated Subsidiaries (and the combined financial position of any predecessor entities) and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries (and the combined results of operations, stockholders’ equity, and cash flows of any predecessor entities). The supporting schedules incorporated by reference into the Registration Statement, the Prospectus and Disclosure Package present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Registration Statement, the Prospectus and General Disclosure Package present fairly the information set forth therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, Prospectus and General Disclosure Package. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All non-GAAP financial measures included in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Act to the extent such rules are applicable to such financial statements. Other than the historical financial statements, and schedules relating thereto included in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, no other historical or pro forma financial statements (or schedules) are required by the Act to be included therein or in any document required to be filed with the Commission under the Exchange Act.
(r) Independent Registered Public Accounting Firm. The accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and delivered the initial letter referred to in Section 6(c) hereof, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Act, the Exchange Act, and the Public Company Accounting Oversight Board (United States).
(s) REIT Status. Commencing with the taxable year ending December 31, 2004, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”).
(t) Tax Returns and Matters. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as described in or contemplated by the Prospectus. Except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Transaction Entities, threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u) No Other Offering Documents or Prospectuses. The Transaction Entities and each of the Subsidiaries have not distributed, and prior to the later of the time of purchase and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus, the Disclosure Package or any other materials, if any, permitted by the Act (which were disclosed to the Representative and its counsel).
(v) ERISA Matters.
(1) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(2) The assets of the Transactions Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
(3) The Company is a “real estate operating company” as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an “operating company” as defined in the first sentence of paragraph (c) thereof.
(w) Property Matters.
(1) The Transaction Entities or the Subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all Liens except such as (i) are disclosed in the Prospectus; or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases which are in full force and effect, and none of the Company, Operating Partnership nor any Subsidiary or, to any Transaction Entity’s knowledge, any other party, is in default under any such lease, with such exceptions as are disclosed in the Prospectus or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(2) All of the leases and subleases under which the Company, Operating Partnership or any Subsidiary lease any portion of the Properties are in full force and effect; there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any Transaction Entity nor any tenant under any of the terms and provisions of the leases described above; and none of the Company, Operating Partnership nor any Subsidiary has received any notice of any claim asserted by anyone adverse to the rights of the Company, Operating Partnership or Subsidiary under any of the leases or questioning or affecting the rights of the tenant of the continued possession of the leased or subleased premises under any such lease or sublease, in each case other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that have been, in the reasonable judgment of the Company, adequately reserved for in the Company’s consolidated financial statements included in the Prospectus. No tenant which has been specifically identified in the Prospectus under any of the leases at the Properties has a right of first refusal or other right or option to purchase the premises demised under such lease, other than those which are disclosed in the Prospectus or with respect to properties the value of which are not material to the Transaction Entities and the Subsidiaries taken as a whole;
(3) Except as disclosed in the Prospectus, none of the Transaction Entities, nor any Subsidiary, knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(4) Each of the Properties complies with all applicable zoning laws, ordinances, regulations, and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(5) None of the Transaction Entities, nor any Subsidiary, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Subsidiary or predecessor entity knows of any such condemnation or zoning change that is threatened against any of the Properties and that, if consummated, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(6) Each of the Properties is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(7) Water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(x) No Participating Interests. The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, and except as otherwise described in the Prospectus, neither the Transaction Entities, any of the Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of the Subsidiaries.
(y) Insurance. The Operating Partnership and any Subsidiary that owns, or leases under ground leases, real property has obtained title insurance on the fee interests (or leasehold interests) in each of the Properties and other insurance covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance and other insurance is in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any reason to believe that any of them will not be able to obtain or renew its existing insurance coverage as and when required by the preceding or as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
(z) Environmental Matters. Except as otherwise disclosed in the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
(1) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time handled, stored, treated, transported, manufactured, transferred or otherwise dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws in all material respects;
(2) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time spilled, leaked, discharged, dumped, released, or otherwise disposed of Hazardous Materials on, to or from the Properties, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(3) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of handling, storing, treating, transporting, manufacturing, transferring or otherwise dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws;

(4) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of spilling, leaking, releasing, discharging, dumping, or otherwise disposing of Hazardous Materials on or from such Properties;
(5) none of the Transaction Entities nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into soil or waters (including, but not limited to, groundwater and surface water) on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(6) none of the Transaction Entities nor any of the Subsidiaries has received any notice of or is aware of any receipt by any other party of a notice of, or has any knowledge of any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus (or, the most recent preliminary prospectus) or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Law (as hereinafter defined);
(7) none of the Transaction Entities nor any of the Subsidiaries has (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has, to the best knowledge of the Transaction Entities, any seller of the Acquisition Properties, received any notice that it is considered potentially liable under CERCLA or any similar law;
(8) none of the Properties are included or, to the best knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best knowledge of the Transaction Entities, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined);
(9) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries other than in compliance with applicable Environmental Laws;
(10) to the best knowledge of the Transaction Entities, the Properties contain no above-ground and underground storage tanks, oil/water separators, sumps, or septic systems; and

(11) (a) to the best knowledge of the Transaction Entities, no building or other improvement located on the Properties contains any asbestos or asbestos-containing materials that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) all asbestos or asbestos-containing materials are managed, handled, treated, and removed in compliance with Environmental Law, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) the Transaction Entities do not intend to manage, handle, treat, or remove asbestos other than in compliance with Environmental Law.
As used herein, “Hazardous Material” means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, asbestos, and polychlorinated biphenyls (PCBs).
As used herein, “Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes in effect as of the Effective Date relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (viii), inclusive, of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) through (ix), inclusive of this subparagraph, (xi) any rules, regulations, enforceable guidelines or directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (x), inclusive, of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental, health or safety matters.
As used herein, a “Governmental Authority” means any federal, state, or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus.
(aa) Independence of Environmental Consultants. None of the environmental consultants that prepared the Phase I and II Environmental Audits with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest (contingent or otherwise) in the Transaction Entities or any of the Subsidiaries (including any predecessor entity), and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of the Subsidiaries (or any of their predecessor entities) as a promoter, selling agent, voting trustee, director, officer or employee.

(bb) NYSE Listing Approval. The Shares have been approved for listing on the NYSE subject to official notice of issuance.
(cc) Labor Relations. With respect to employees of the Transaction Entities or any Subsidiary, no labor dispute exists or, to the knowledge of the Transaction Entities, is imminent, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(dd) Intellectual Property Rights. The Transaction Entities and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ee) No Proceedings. There are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Transaction Entities’ knowledge, contemplated.
(ff) No Material Adverse Change; No Material Transactions. Except as disclosed in the Prospectus, the Registration Statement or the Disclosure Package, since the respective dates as of which information is given in the Prospectus, the Registration Statement and the Disclosure Package, (1) there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect; (2) there have been no transactions entered into by the Company nor any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one entity; or (3) except for quarterly dividends on the Common Stock and the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and related distributions on OP Units and Series A Units, respectively, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.
(gg) Investment Company Act Status. No Transaction Entity is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(hh) Adequate Disclosure of Contracts and Documents. There are no contracts or documents which are required to be described in the Disclosure Package, the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and filed as required.

(ii) Related Party Disclosures. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Prospectus and which is not so described.
(jj) Books, Records, and Internal Controls. Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
(kk) Stabilization Activities. None of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any of the Company’s securities to facilitate the sale or resale of the Shares.
(ll) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Shares being sold by the Company in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”
(mm) Subsidiary Tax Classification. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.
(nn) Adequate Disclosure of Acquisitions and Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by either of the Transaction Entities of interests in assets or real property that are required to be described in the Prospectus that is not already so described.
(oo) Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no significant changes in internal controls or in other factors that could significantly and negatively affect internal controls.
(pp) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership and the Subsidiaries or any of such entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(qq) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.
(rr) OFAC. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ss) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
4. Certain Covenants of the Company. The Company hereby agrees:
(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(b) to make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will endeavor to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission”, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
(e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form reasonably satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f) until the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; until the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;
(g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;
(h) to pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(i) to advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriter promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
(j) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;
(k) if requested by you, to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);
(l) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;
(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement;
(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing (other than fees and expenses of Underwriter’s counsel), word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on any securities exchange, including the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriter relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;
(o) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
(p) beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) a registration statement on Form S-8 relating to the Equity Incentive Plan as described in the Registration Statement, (C) grants of equity awards to employees, consultants or directors in accordance with the terms of the currently existing Equity Incentive Plan as described in the Registration Statement, (D) issuances of Common Stock pursuant to the exercise of any employee stock options outstanding on the date hereof, (E) issuances of Common Stock in accordance with the Company’s dividend reinvestment and stock purchase plan as disclosed in the Registration Statement, (F) issuances of OP Units in connection with other acquisitions of real property or real property companies, (G) issuances of Common Stock upon the conversion of currently outstanding OP Units or upon the exchange of 2030 Exchangeable Notes in accordance with the terms of the securities as disclosed in the Registration Statement or (H) the filing of a registration statement on or after November 22, 2011 to replace the Company’s expiring registration statement on Form S-3 (File 333-155667), solely with respect to shares of Common Stock issuable in exchange for previously issued OP Units registered pursuant to the above referenced expiring statement; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(p) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that the immediately preceding proviso shall not apply if (i) the safe harbor provided by Rule 139 under the Act, is available in the manner contemplated by Conduct Rule 2711(f)(4) of FINRA; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with Section 14) to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” as defined in Rule 101(c) of Regulation M under the Exchange Act;
(q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus and, only prior to the time the Prospectus has been prepared and is available for use, the Basic Prospectus and any Permitted Free Writing Prospectus;
(r) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(s) to use its best efforts to cause the Shares to be listed on the NYSE and to maintain the listing of the Common Stock, including the Shares, on the NYSE; and
(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(u) The Company will use its best efforts to maintain its qualification as a REIT under the Code.
(v) During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will comply with all provisions of the Act and the Exchange Act.
(w) The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.
5. Reimbursement of the Underwriter’s Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of their counsel.
6. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the respective representations and warranties on the part of each of the Transaction Entities on the date hereof, at the time of purchase, the performance by the Transaction Entities of each of their respective obligations hereunder and to the following additional conditions precedent:
(a) The Company shall furnish to you at the time of purchase, (i) an opinion of Latham & Watkins LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase and in form and substance satisfactory to UBS, in the form set forth in Exhibit B-1 hereto; and (ii) a tax opinion of Latham & Watkins LLP, tax counsel for the company, addressed to the Underwriter, and dated the time of purchase, with executed copies for the Underwriter, and in form and substance satisfactory to UBS, in the form set forth in Exhibit B-2 hereto.
(b) The Company shall furnish to you at the time of purchase an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Underwriter, and dated the time of purchase, and in form and substance satisfactory to UBS, in the form set forth in Exhibit C hereto.
(c) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase, and addressed to the Underwriter in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
(d) You shall have received at the time of purchase the favorable opinion of DLA Piper LLP (US), counsel for the Underwriter, dated the time of purchase, in form and substance reasonably satisfactory to UBS.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
(g) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(h) Each Transaction Entity will, at the time of purchase, deliver to you a certificate of its or its general partner’s Chief Executive Officer and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit D hereto.
(i) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(o) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase.
(j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.
(k) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.
If UBS elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Intentionally Omitted.
9. Indemnity and Contribution.
(a) The Transaction Entities, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers and members, any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter agrees to indemnify, defend and hold harmless each Transaction Entity, each of its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Transaction Entities or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that the indemnifying party is substantially prejudiced as determined by a court of competent jurisdiction in a nonappealable judgment. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Transaction Entities, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Transaction Entities contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any of its respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Transaction Entities, their respective directors or officers or any person who controls the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Transaction Entities and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Transaction Entities, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
10. Information Furnished by the Underwriter. The statements set forth under the sections entitled “Commissions and Discounts,” only with respect to the amount of selling concession and reallowance and “Price Stabilizations and Short Positions” under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; and if to the Transaction Entities, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 17190 Bernardo Center Drive, San Diego, California 92128, Attention: General Counsel, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention: Craig M. Garner, Esq.
12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each Transaction Entity consents to the jurisdiction of such courts and personal service with respect thereto. The Transaction Entities each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and each Transaction Entity (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders, unitholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Transaction Entities each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court following the exhaustion of all available appeals shall be conclusive and binding upon the Transaction Entities and may be enforced in any other courts to the jurisdiction of which the Transaction Entities are or may be subject, by suit upon such judgment.
14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Transaction Entities and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Transaction Entities each hereby acknowledge that the Underwriter is acting solely as the underwriter in connection with the purchase and sale of the Company’s securities. The Transaction Entities each further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Transaction Entities, their respective management, stockholders, unitholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Transaction Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Transaction Entities each hereby confirm their understanding and agreement to that effect. The Transaction Entities and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Transaction Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Transaction Entities. The Transaction Entities and the Underwriter agree that the Underwriter is acting as principal and not the agent or fiduciary of the Transaction Entities, and the Underwriter has not assumed, and will not assume, any advisory responsibility in favor of the Transaction Entities with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Transaction Entities on other matters). The Transaction Entities each hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Transaction Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
17. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Transaction Entities and their successors and assigns and any successor or assign of any substantial portion of any of the Transaction Entities’ and the Underwriter’s respective businesses and/or assets.
18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriter.

Very truly yours, BIOMED REALTY TRUST, INC.
By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.
By:	/s/ Greg N. Lubushkin
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

Accepted and agreed to as of the date
first above written, on behalf of itself
UBS Securities LLC
By: UBS Securities LLC

By:	/s/ Roland du Luart
Name: Roland du Luart
Title: Executive Director

By:	/s/ W. Kyle Torpey
Name: W. Kyle Torpey
Title: Associate Director